                                                                    Exhibit 16.1

                                November 22, 2004

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Attention: Mr. Todd K. Schiffman
           Assistant Director

      Re:  First State Financial Corporation
           Form S-1 filed October 18, 2004
           File No. 333-119800

Dear Mr. Schiffman:

     We have reviewed the disclosure in the section "Change of Accountants" contained in the Amendment No. 1 to the captioned Registration Statement and we agree with the statements made by the Company in that section.

                               Sincerely,

                               CPA ASSOCIATES

                               By: /s/ William R. Hawthorne
                               ----------------------------------------------

                               As Its: Partner
                                       --------------------------------------